UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  On March 21, 2012, the Board of Directors of Agilent Technologies, Inc. (“Agilent” or the “Company”) appointed Solange Glaize, 47, to serve as the Company’s Vice President and Chief Accounting Officer, effective immediately.  Ms. Glaize will serve as the Company’s Principal Accounting Officer.  From June 2011 to March 2012, Ms. Glaize served as our Vice President of Finance and Business Development, Group CFO, Life Sciences Group and from September 2009 to June 2011 as Vice President of Finance, Group CFO, Life Sciences Group.  From May 2005 to November 2009, she served as Senior Director of Finance, Life Sciences Solution Unit. Prior to assuming this position, Ms. Glaize served in various capacities for Agilent, including as Director of Finance, Worldwide Order Fulfillment, Director of Sales Finance and Administration, Semiconductor Products Group and as Managing Director, European Financial Services.  Prior to joining Agilent, Ms. Glaize held a variety of positions in finance with Hewlett-Packard Company.  Ms. Glaize holds a Master of Science in Management degree from the École des Hautes Études Commerciales, HEC, in Paris.

In connection with Ms. Glaize’s appointment, the Compensation Committee of the Board of Directors (the “Committee”) approved an increase in her annual base salary to $285,000, effective April 1, 2012.  The Committee also increased Ms. Glaize’s target award percentage under the Company’s Performance-Based Compensation Plan for Covered Employees to 60% of annual base salary.  In addition, effective March 21, 2012, the Committee granted Ms. Glaize (i) an option to purchase 5,625 shares of Company common stock, and (ii) additional performance-based stock units of Agilent common stock in the target amount of 1,551 shares.  The stock option and performance-based stock unit award are subject to the standard terms and conditions of the Company’s forms of equity award agreements under Agilent’s 2009 Stock Plan. The performance-based stock unit award will vest on October 31, 2014 with the actual payout ranging between 0% and 200% of the target based on Agilent’s actual performance against performance goals established by the Committee for the three-year period ending on October 31, 2014.

Item 5.07                                             Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Agilent Technologies, Inc. (the “Company”) was held on March 21, 2012 (the “Annual Meeting”).  A total of 297,775,079 shares of Common Stock, representing approximately 85.68% of the shares outstanding, were represented at the meeting.  The Company’s stockholders voted on the following three proposals (described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 8, 2012) at the Annual Meeting and, as certified by the Company’s independent inspector of elections, cast their votes as follows:

Proposal No. 1   The proposal to elect three (3) directors for a term of three years.  The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting, in each case constituting a majority of the total outstanding shares, and were elected at the Annual Meeting to serve a three-year term.

Name	For	Against	Abstain	Broker Non-Vote
Robert J. Herbold	254,249,582	5,147,453	222,817	38,155,227
Koh Boon Hwee	250,651,772	8,791,021	177,059	38,155,227
William P. Sullivan	252,516,236	6,796,473	307,143	38,155,227

Directors Paul N. Clark, James G. Cullen, Tadataka Yamada, M.D., Heidi Fields, David M. Lawrence, M.D., and A. Barry Rand continued in office following the Annual Meeting.

Proposal No. 2   The proposal to ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the 2012 fiscal year was approved as set forth below.

For	Against	Abstain
292,816,329	4,683,780	274,970

Proposal No. 3   The non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved as set forth below.

For	Against	Abstain	Broker Non-Vote
241,600,381	15,102,774	2,916,697	38,155,227

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Stephen D. Williams
	Name:	Stephen D. Williams
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: March 27, 2012